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[Logo]             NEWS RELEASE                InSight Health Services Corp.
                                               4400 MacArthur Boulevard
                                               Suite 800
                                               Newport Beach, California 92660

                                                                     CONTACTS:
                                                                   At InSight:
                                                           Steven T. Plochocki
                                                               President & CEO
                                                                  949-476-0733

                                                               Thomas V. Croal
                                                Executive Vice President & CFO
                                                                  949-476-0733

                                                                 Lynne Rayburn
                                                            Investor Relations
                                                                  949-476-0733

INSIGHT HEALTH SERVICES CORP. ACQUIRES TWO OPEN MRI IMAGING CENTERS IN INDIANA

  - INSIGHT MAKES INVESTMENT TO INCREASE PRESENCE IN INDIANA MARKET -

         NEWPORT BEACH, CALIFORNIA, February 1, 2000 - InSight Health Services Corp. ("InSight") (NASDAQ: IHSC) announced today that it has acquired two imaging centers located in Indiana, pursuant to an asset purchase agreement with Soterion Corporation and its subsidiary companies, Indiana MRI of Indianapolis, LLC and Southern Regional MRI, LLC. The two centers located in Indianapolis and Clarksville, Indiana, offer open MRI and bone densitometry services.

         Steven T. Plochocki, InSight's President and Chief Executive Officer, stated, "This investment reflects our ongoing acquisition strategy. It strengthens one of our core markets, expands our fixed site presence and complements our mobile MRI operations in Indiana."


ABOUT INSIGHT HEALTH SERVICES CORP.

         InSight, headquartered in Newport Beach, California, provides diagnostic imaging and information, treatment and related management services. InSight serves managed care entities, hospitals and other contractual customers in 32 US states, including five major US markets:
California, the Southwest, including a major presence in Texas, the Midwest, the Northeast and the Southeast. Visit InSight's website at www.insighthealth.com for more information.

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INSIGHT HEALTH SERVICES CORP.
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SAFE HARBOR STATEMENT

         The matters set forth in this release are forward-looking statements that are dependent on certain risks and uncertainties, including such factors as changing regulatory environment, limitations and delays in reimbursement by third party payors, contract renewals, financial stability of customers, aggressive competition, and other risk factors detailed in the Company's SEC filings.





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